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                                                                    EXHIBIT 99.1

           CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION OF ADVANCEPCS


         AdvancePCS, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY THAT:

         FIRST: The first paragraph of Section 5.1 of the Company's Second Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

         "Section 5.1 Authorized Capital Stock. The aggregate number of shares of capital stock that the Corporation is authorized to issue is 205,000,000 shares, consisting of (a) 186,999,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (b) 13,000,000 shares of Class B-1 Common Stock, par value $.01 per share (the "Class B-1 Common Stock"), (c) 1,000 shares of Class B-2 Common Stock, par value $.01 per share (the "Class B-2 Common Stock"), and (d) 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")."

         SECOND: That the foregoing amendment was declared advisable and proposed to the corporation's stockholders by resolutions adopted by the Company's Board of Directors at its September 14, 2001 meeting.

         THIRD: Pursuant to resolution of its Board of Directors, the stockholders of said corporation approved the amendment at the Annual Meeting of Stockholders held on November 1, 2001.

         FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.



         IN WITNESS WHEREOF, AdvancePCS has caused this certificate to be signed by David D. Halbert, its Chairman and Chief Executive Officer, and Laura I. Johansen, its Secretary, this 1st day of November, 2001.



                                       AdvancePCS

                                       By:  /s/ DAVID D. HALBERT
                                          -------------------------------------
                                       David D. Halbert, Chairman of the Board
                                       and Chief Executive Officer


ATTEST:

By: /s/ LAURA I. JOHANSEN
   ----------------------------
   Laura I. Johansen, Secretary